UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

CARDICA, INC.
(Name of Registrant as Specified in Its Charter)

BROADFIN HEALTHCARE MASTER FUND, LTD.
BROADFIN HEALTHCARE FUND, L.P.
BROADFIN HEALTHCARE OFFSHORE FUND, LTD
BROADFIN ADVISORS, LLC
BROADFIN CAPITAL, LLC
KEVIN KOTLER
GREGORY D. CASCIARO
R. MICHAEL KLEINE
SAMUEL E. NAVARRO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Broadfin Capital, LLC together with its affiliates (“Broadfin”) and the participants named herein, has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of Broadfin’s slate of three highly-qualified director nominees to the Board of Directors of Cardica, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2014 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On October 28, 2014, the following materials were posted by Broadfin to www.EnhanceCardica.com:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Broadfin Capital LLC, together with the other participants named herein (collectively, "Broadfin"), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2014 annual meeting of shareholders of Cardica, Inc. (the "Company").

BROADFIN ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THESE MATERIALS WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are Broadfin Healthcare Master Fund, Ltd. (“Broadfin Master”), Broadfin Healthcare Fund, L.P. (“Broadfin LP”), Broadfin Healthcare Offshore Fund, Ltd (“Broadfin Offshore”), Broadfin Advisors, LLC (“Broadfin Advisors”), Broadfin Capital, LLC (“Broadfin Capital”), Kevin Kotler, Gregory D. Casciaro, R. Michael Kleine and Samuel E. Navarro (collectively, the “Participants”).

As of the date hereof, Broadfin Master beneficially owned 8,874,992 shares of Common Stock. Each of Broadfin LP and Broadfin Offshore, as feeder funds of Broadfin Master, may be deemed to beneficially own the 8,874,992 shares of Common Stock owned by Broadfin Master. Broadfin Advisors, as the general partner of Broadfin LP, may be deemed to beneficially own the 8,874,992 shares of Common Stock owned by Broadfin Master. Broadfin Capital, as the investment manager of Broadfin Master, may be deemed to beneficially own the 8,874,992 shares of Common Stock owned by Broadfin Master.  Mr. Kotler, as the managing member of Broadfin Capital, may be deemed to beneficially own the 8,874,992 shares of Common Stock owned by Broadfin Master. As of the date hereof, none of Messrs. Casciaro, Kleine, and Navarro directly owned any shares of Common Stock.